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                                                                 EXHIBIT 10.1.1


              AMENDMENT NO. 1 TO AGREEMENT OF LIMITED PARTNERSHIP

                            BRIGHAM OIL & GAS, L.P.

         THIS AMENDMENT NO. 1 TO AGREEMENT OF LIMITED PARTNERSHIP (herein called this "Amendment") dated effective as of May 1, 1992, is made by and among Brigham Exploration Company, a Texas corporation, General Atlantic Partners III, L.P., a Delaware limited partnership, GAP-Brigham Partners, L.P., a Delaware limited partnership and Harold D. Carter, a Texas resident.

                                   RECITALS:

         WHEREAS, the parties have previously entered into that certain Agreement of Limited Partnership dated as of May 1, 1992 (the "Partnership Agreement"), establishing Brigham Oil & Gas, L.P. (the "Partnership"); and

         WHEREAS, the parties desire to amend the Partnership Agreement to clarify certain provisions relating to distributions to be made to the Partners, such amendment to be effective as of May 1, 1992;

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

         1.      Defined Terms.

         (a) The defined term "Aggregate Tax Amount" contained in Section 2.1 of the Partnership Agreement is hereby deleted in its entirety.

         (b) Any other capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Partnership Agreement.

         2. Distributions. Section 4.4 of the Partnership Agreement is hereby amended in its entirety to read as follows:

                 Section 4.4. Distributions. All cash funds of the Partnership shall be retained in the business of the Partnership and shall be distributed to the Partners only at such time as the Management Committee shall approve; provided, however, that distributions shall be made to each Partner in an amount equal to such Partner's Tax Amount, (as herein defined), such distributions to be made not later than five days prior to the due date of the applicable tax required to be paid by such Partner. A Partner's "Tax Amount" for any taxable year shall be determined by the following formula:
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                           X = [(A + [B(1-A)])(C-D)] - E

         Where X =        The Tax Amount for such   year;
          A =             the highest marginal federal income tax rate in
                          effect for such year (the "Federal Tax Rate");
          B =             the highest marginal Texas income tax rate (including
                          the franchise tax rate applicable to income) in effect for such year;
          C =             such Partner's allocable share of the aggregate
                          taxable income or gain (including amounts realized in excess of the adjusted tax basis in Depletable
                          Property sold by the Partnership) of the Partnership for the current and all prior taxable years;
          D =             such Partner's allocable share of the aggregate
                          deductions and losses (including amounts realized which are less than the adjusted tax basis of Depletable Property sold by the Partnership) recognized by the Partnership during the current and all prior taxable years; and
          E =             the aggregate amount distributed to such Partner in
                          all prior taxable years on account of taxes under this Section 4.4.

         For purposes of this calculation, A and B shall both be the rates applicable to corporations or individuals, whichever results in the larger combined amount.

         The Tax Amount for each Partner shall be determined annually (and revised periodically, as necessary) by the Partnership's independent accounting firm and reported to the Management Committee. Distributions in excess of the Tax Amounts, if approved by the Management Committee, shall be made in the following percentages and amounts:

                          (a) If the distribution is made prior to the attainment of Threshold Value:

                                  (i)  an amount shall first be distributed to
                          General Atlantic and GAP L.P. equal to their respective Net Capital Contributions as computed immediately prior to such distributions, and

                                  (ii) the remaining amount to be distributed
                          shall be allocated among the Partners in proportion to their respective Distribution Amounts. A Partner's "Distribution Amount" on the date of any





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                          distribution shall be determined by the following
                          formula:

                               Y = (F + G)(H) - I

         Where Y =                such Partner's Distribution Amount;
                 F =              the amount to be distributed by the
                                  Partnership to all Partners pursuant to this
                                  clause (ii);
                 G =              the sum of (A) the aggregate amount
                                  distributed or to be distributed by the
                                  Partnership to all Partners on account of
                                  taxes under this Section 4.4 for the current
                                  and all prior taxable years and (B) the
                                  aggregate amount previously distributed by
                                  the Partnership to all Partners pursuant to
                                  this clause (ii) for all prior taxable years;
                 H =              such Partner's Post Threshold Ratio; and
                 I =              the sum of (i) the aggregate amount
                                  distributed or to be distributed by the
                                  Partnership to such Partner on account of taxes under this Section 4.4 for the current and all prior taxable years and (ii) the aggregate amount previously distributed by the Partnership to such Partner pursuant to this clause (ii) for all prior taxable years;

         all as of the date of the distribution.

                          (b) If the distribution is made after the attainment of Threshold Value, all distributions shall be allocated to the Partners in proportion to their respective Distribution Amounts; provided, however, that in computing the Distribution Amounts of the Partners, items F, G and I in the formula set forth in paragraph (a) of this Section 4.4 shall mean the following:

                 F = the amount to be distributed by the Partnership to all Partners pursuant to this subparagraph (b);
                 G = the aggregate amount previously distributed by the Partnership to all Partners pursuant to this Section 4.4; and
                 I = the aggregate amount previously distributed by the Partnership to such Partner pursuant to this Section 4.4;





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                 Notwithstanding the foregoing, however, (i) any liquidating distributions shall be made in accordance with Section 11.2, and (ii) no distribution shall be made to any Partner if such distribution would cause the Adjusted Capital Account balance of such Partner to be less than zero.

         The Partnership Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

         This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment the 14th day of September 1992, but effective as of May 1, 1992.

                                      BRIGHAM EXPLORATION COMPANY



                                      By:  /s/ BEN M. BRIGHAM
                                           -------------------------
                                           Ben M. Brigham, President


                                      GENERAL ATLANTIC PARTNERS, L.P.

                                      By: GAP III Investors, Inc., its
                                               General Partner


                                               By:  /s/ STEPHEN P. REYNOLDS
                                                   ----------------------------
                                                   Name:   Stephen P. Reynolds
                                                        -----------------------
                                                   Title:  PRESIDENT
                                                         ----------------------


                                      GAP-BRIGHAM PARTNERS, L.P.



                                      By  /s/ STEPHEN P. REYNOLDS
                                          ---------------------------
                                          General Partner




                                      /s/ HAROLD D. CARTER
                                      -------------------------------
                                      Harold D. Carter






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